                             PURCHASE AND SALE AGREEMENT


 This Agreement is made and entered into this 20 day of August 1996, by and between HEARTHSTONE-5K FAMILY LIMITED PARTNERSHIP, a
Washington limited partnership ("Seller"), and EMERITUS
CORPORATION, a Washington corporation ("Purchaser").

PURCHASE AND SALE

1. On the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller the following:

a. The real property situated in the state of Washington, which is more particularly described in Exhibit A attached hereto (the "Real Property") and the improvements on the Real Property that constitute the 42 unit congregate care and 42-unit assisted living facility commonly known as Hearthstone Retirement Inn and located in Moses Lake, Washington
(the "Facility").

b. All equipment, furniture, fixtures, inventory (including linens, dietary supplies and housekeeping supplies but specifically excluding food and other consumable inventories) and other tangible and intangible personal property owned by Seller and located on the Real Properly or used in connection with the operation of the Facility, including but not limited to, entitlements, telephone numbers, any right, title or interest which Seller may have in and to any service marks, trademarks or trade names owned or employed by Seller in conjunction with the operation of the Facility specifically including the name "Hearthstone Retirement Inn" and any trade names and trade marks related thereto and goodwill associated therewith, and all motor vehicles owned or leased by Seller and used in conjunction with the operation of the business conducted at the Facility, but specifically excluding cash, cash equivalents and accounts receivable for the period prior to the Closing Date (as defined below) (the "Personal Property"), which Personal Property is more particularly described in Exhibit B.

c. The food and other consumable inventories located at, and usable in the operation of, the Facility on the Closing Date (the "Consumables").

  Hereinafter the foregoing shall sometimes be collectively referred to as "Seller's Assets."

PURCHASE PRICE

   The purchase price payable by Purchaser to Seller for Seller's Assets shall be Five Million Two Hundred Thousand and no/100 Dollars ($5,200,000) and shall be payable as follows:



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a. Fifty Thousand and no/100 Dollars ($50,000) on execution of this
Agreement (the "Earnest Money") shall be delivered by Purchaser to Chicago Title Insurance Company, Commercial Escrow, 2601 S. 35th
Street, Tacoma, WA 98409 (the "Escrow Agent"). In the event the purchase and sale contemplated by this Agreement is consummated, then the Earnest Money will be credited against the Purchase Price at Closing. In the event the purchase and sale contemplated by this Agreement fails to occur, the Earnest Money shall be remitted to Seller or Purchaser, as appropriate, in accordance with the provisions of Paragraph 17 hereof. The Escrow Agent shall be authorized, at Purchaser's option, to invest the Earnest Money in such manner as Purchaser may direct with Seller's reasonable written approval; provided, however, that the Escrow Agent shall invest the Earnest Money only in such manner as will allow Escrow Agent to disburse the Earnest Money on two (2) days' notice. All interest or other earnings on the Earnest Money shall become part of the Earnest Money and shall be disbursed to the party who becomes entitled to the Earnest Money pursuant to the provisions of this Agreement.

b. The balance, as reduced by the Earnest Money and any accrued interest thereon and as adjusted by the costs and prorations provided for in Paragraph 5, shall be due and payable by wire transfer of immediately available funds at Closing (as defined below); provided, however, that One Hundred Twenty Five Thousand and no/100 Dollars ($125,000) of said proceeds shall be held in escrow by Escrow Agent (the "Escrowed Funds") for the period specified in Paragraph 26 as security for Seller's indemnity obligations under Paragraph 15(c) with respect to Seller's representations and warranties in Paragraphs 7(c) and 7(d), subject to the following terms and conditions:

     (i) The Escrowed Funds shall be deposited in an interest bearing account with interest accruing to the benefit of Seller, except as otherwise ordered by a court of law pursuant to clause (iv). The cost of such escrow shall be shared by Seller and Purchaser on a 50-50 basis.

  (ii) Subject to clauses (iii) and (iv), Purchaser shall be entitled to obtain the release of any or all of the Escrowed Funds upon the delivery to Seller and to Escrow Agent of a written demand therefor setting forth the nature of Seller's breach of said representations and warranties and accompanied by an invoice or bid showing the amount which Purchaser has expended or proposes to expend to undertake the repair required as a result thereof.

     (iii) Seller shall have a period of ten (10) days after its receipt of Purchaser's demand for the release of any or all of the Escrowed Funds, to advise Purchaser and the Escrow Agent if Seller objects to Purchaser's demand and the basis therefor, which basis shall be limited to those set forth in Paragraph 15(c).




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     (iv) Seller and Purchaser shall have a period of fifteen ( 15) days after the delivery of Seller's objection pursuant to clause (iii) to negotiate in good faith respect to the release of the Escrowed Funds requested by Purchaser and in the event they are unable to resolve their dispute with respect thereto within said period, the Escrow Agent shall be required to retain the funds which are the subject of said dispute pending a resolution of said dispute by an arbitrator selected by mutual agreement of Seller and Purchase, or, if Purchaser and Seller cannot agree on an arbitrator within twenty (20) days, by a panel of three arbitrators selected within twenty (20) days after the end of such initial twenty (20) day period, comprised of one arbitrator selected by Seller, one arbitrator selected by Purchaser and a third arbitrator selected by the first two arbitrators, and to release said funds, along with the accrued interest thereon, pursuant to the order of said arbitrator.

      (v) Any of the Escrowed Funds which remain in escrow at the expiration of the two year period provided for in Paragraph 26, along with the accrued interest thereon, shall be released by Escrow Agent after its receipt of written notice delivered by Seller to Escrow Agent and Purchaser, which notice shall be delivered by Seller within ten ( 10) days following the expiration of the two year period, subject to the following: If Purchaser, within such ten (10) day period, provides to Seller and the Escrow Agent written notice (the "Objection Notice") that the two (2) year period provided for in Paragraph 26 has been extended by the filing of one or more claims within said two year period which then remains unresolved and identifies the amount requested in such claim(s), the amount so requested in such claim(s) shall be retained by the Escrow Agent pending the final resolution of such claim(s) and the remaining balance of the Escrowed
Funds, if any, along with the accrued interest thereon, shall be disbursed to Seller; provided that if Seller provides the Escrow Agent and Purchaser with a written notice that it disputes the claim(s) (to the extent it has not already disputed the claim(s)) or the Objection Notice, then such dispute, and the release of the funds which are the subject of such claim(s) and Objection Notice, shall be resolved in accordance with clauses (iii) and
(iv) of this Paragraph 2(b).

 c. The purchase price shall be allocated among Seller's Assets in the manner set forth in Exhibit C.

  Except as specifically provided in this Agreement, Purchaser does not hereby or in connection herewith assume any liability of Seller whatsoever in relation to Seller's Assets, the Real Property, the Personal Property or the Facility which relates to the period prior to Closing.

CLOSING

3. The Closing of the purchase and sale under this Agreement (the "Closing") shall take place on or before October 1,1996 (provided all of the conditions to closing set forth in Paragraphs 13 and 14 have been satisfied


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

or waived) (the "Closing Date"); provided, however, that Purchaser shall have the right on written notice to Seller delivered on or prior to the Closing Date to extend the Closing Date for a period of up to thirty (30) days.
Closing shall occur at the offices of Escrow Agent or at such other place as Purchaser and Seller may mutually agree. Time is of the essence hereto.

CONVEYANCE

4. Conveyance of the Seller's Assets to Purchaser shall be effected by a Warranty Deed, Bill of Sale and Assignment of Contracts in form and substance substantially the same as those attached hereto as Exhibits D, E and F; provided, however, that Purchaser acknowledges and agrees that title to the Real Property may be conveyed by Webko Partnership on behalf of Seller and Seller acknowledges and agrees that such conveyance shall not affect Seller's responsibility for the representations and warranties set forth in this Purchase Agreement with respect to title to the Real Property. Fee simple insurable title to the Real Property and indefeasible title to the Personal Property shall be conveyed from Seller to Purchaser free and clear of all liens, charges, easements and encumbrances of any kind, other than the following:

 a. Liens for real estate taxes not yet due and payable;

 b. Such items of record as described in the Title Report (as defined below) which are Permitted Exceptions (as defined in Paragraph 1 I(a)(ii));

 c. All laws, ordinances and governmental regulations, including, but not limited to, all applicable building, zoning, land use and environmental ordinances and regulations; provided, however, that the provisions of this clause (c) shall be subject to Purchaser's right to object thereto and Seller's agreement to take corrective action in response to said objections all as specified more fully in Paragraph 11(a)(ii); and

 d. The rights of the residents of the Facility under written rental agreements.

 e. The terms of any leases or contracts assumed by Purchaser at Closing pursuant to the terms of this Agreement to the extent the same create any liens, charges, easements or encumbrances on Seller's Assets.

COSTS, PRORATIONS AND ADJUSTMENTS

5. The costs of the transaction and the expenses related to the ownership and operation of the Seller's Assets shall be allocated among Seller and Purchaser as follows:

 a. Seller shall pay any transfer or documentary stamp or excise tax due on the recording of the Deed.


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

 b.    Seller shall pay any sales tax due on the sale of the Personal Property.

c. Seller and Purchaser shall share on a 50-50 basis the cost of the Title Report and title insurance policy issued pursuant thereto and Purchaser shall pay the cost of any title endorsements requested by Purchaser. Seller shall pay the cost of the ALTA survey required to deliver the title insurance policy.

 d. Seller shall pay for the cost of the environmental assessments of the Seller's Assets which the Purchaser elects to secure prior to Closing, it being understood and agreed that such assessment shall be limited to a Phase I Assessment unless the Phase I Assessment by its terms recommends that a further assessment or investigation be conducted, in which case such assessment shall include such further assessment or investigation as may be recommended in the Phase I Assessment; provided, however, that Seller shall in no event be obligated to pay more than $5,000 pursuant to this Paragraph 5(d) and accordingly any amount owed in excess of $5,000 shall be paid by Purchaser.

  e. All revenues (including but not limited to rent due from the residents of the Facility) and expenses (including but not limited to payroll and employee benefits) related to the ownership or operation of the Seller's Assets shall be prorated as of the Closing Date, with Seller responsible therefor for the period prior to the Closing Date and with Purchaser responsible therefor for the period from and after the Closing Date.

  f. Real and Personal Property taxes shall be prorated as of the Closing Date, with Seller responsible therefor for the period prior to the Closing Date and with Purchaser responsible therefor for the period from and after the Closing Date.

  g. Seller shall arrange for a final statement with respect to all utilities serving the Real Property and the Facility as of the Closing Date and shall pay all fees identified thereon and Purchaser shall arrange for all such utilities to be billed in its name from and after the Closing Date and shall pay all fees due therefor as of the Closing Date.

  h. Purchaser and Seller shall each pay their own attorney's fees incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transaction provided for herein.

  i. Purchaser and Seller shall share recording fees related to the recording of the Deed and any escrow fees on a 50-50 basis.

  j. In the event Seller elects to cure any objections Purchaser makes to the items described in the Title Report or the UCC-1 search report, then Seller shall pay the cost of obtaining and recording any releases necessary to deliver title to the Seller's Assets in accordance with the terms of this Agreement. Seller shall have the right to use the proceeds from the

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

transaction contemplated by this Agreement to discharge all such liens and to pay all costs and prorations for which it is responsible hereunder.

POSSESSION

6. At Closing, Purchaser shall be entitled to possession of the Seller's Assets, subject only to the rights of the residents of the Facility under the Facility Leases (as defined below) and the rights of any parties to the Operating Contracts (as defined below) but only to the extent such Operating Contracts grant such parties any possessory rights with respect to the Seller's Assets.

REPRESENTATIONS AND WARRANTIES

7.  Seller hereby warrants and represents to Purchaser that:

a. Status of Seller. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Washington.

b. Seller's Authority. Seller has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transaction contemplated herein. This Agreement is valid, binding and enforceable against Seller in accordance with its terms, except as such enforceability may be limited by creditors' rights laws and applicable principles of equity. The execution of this Agreement and the consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of Seller's Partnership Agreement or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller or any of the assets of Seller may be bound or affected.

c. Title. Seller has good and insurable fee simple title to the Real Property, and the Facility, which at Closing will be subject only to the easements, reservations and encumbrances, if any, permitted under Paragraph 4, and good and indefeasible title to the Personal Property free and clear of all leases, liens and encumbrances other than any leases, liens and encumbrances evidenced by any of the Operating Contracts assumed by Purchaser at Closing. The Personal Property is, and at Closing will be, in good operating condition and repair and accordingly in the same or better condition and repair, and in sufficient quantity and quality to meet all governmental requirements applicable to the Facility, as on the date of Purchaser's inspection thereof pursuant to Paragraph 11 (a)(iv).

d. The Real Property. The Facility is located on that certain parcel of land more particularly described in Exhibit A attached hereto. The Facility and the roof and all major mechanical systems at the Facility, including, but not limited to, the Air Conditioning, Electrical and Heating and Ventilating Systems, are, and at Closing shall be, in the good operating condition and

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repair and accordingly in the same or better condition and repair as on the date of Purchaser's inspection thereof pursuant to Paragraph 11
(a)(iv) and have a remaining useful life of no less than two (2) years with nothing more than ordinary maintenance and repair thereof being required to be undertaken by Purchaser with respect thereto.

e. Necessary Action. Seller will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement.

f. Taxes and Tax Returns. All tax returns, reports and filings of any kind or nature required to be filed by Seller prior to Closing with respect to its ownership and operation of the Facility and its ownership of the Real Property and the Personal Property have been properly completed and timely filed in material compliance with all applicable requirements and all taxes or other obligations which are due and payable by Seller have been timely paid.

g. Litigation. There is no litigation, investigation, or other proceeding pending or, to the best of Seller's knowledge, threatened against or relating to Seller, its properties or business, which is material to Seller's Assets, the Facility, the Real Property or the Personal Property or to this Agreement, or which would prevent Seller from performing its obligations hereunder, and the transaction contemplated herein has not been challenged by any governmental agency or any other person, nor does Seller know or have reasonable grounds to know, of any basis for any such litigation, investigation or other proceeding. For purposes hereof, litigation, an investigation or other proceeding shall be deemed to be pending if the same has been served on Seller or Seller has otherwise been advised either orally or in writing of the pendency thereof.

h. Books and Records. All of the books and records maintained by Seller with respect to its ownership and/or operation of the Seller's Assets are true and correct in all material respects.

i. The Facility Leases. Attached hereto as Exhibit G is a true and correct copy of an exemplar of the forms of rental or admission agreement entered into by Seller with each of the current residents of the Facility and each of the rental or admission agreements entered into by Seller is in substantially the form as the exhibit attached hereto (the "Facility Leases"), modified only by ordinary rent increases. A true and correct copy of each of the Facility Leases entered into by Seller with each of the current residents of the Facility has been provided by Seller to Purchaser. Each of the Facility Leases executed by Seller with the residents of the Facility is in full force and effect and none of the Facility Leases has been modified or amended except as set forth in Exhibit G. Seller has no knowledge or notice that it is in default of any of its obligations under the Facility Leases nor is Seller aware of any default or any action which, With the passage or time or the giving of notice or both would constitute a default, under the Facility

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Leases by any of the residents who are parties thereto. At Closing Seller shall deliver to Purchaser duly executed assignments of the Facility Leases.

j. Rent Roll. Attached hereto as Exhibit H is a true and correct rent roll as of July 1, 1996, which identifies each of the residents of the Facility, the monthly rent currently being paid by each such tenant and the date to which said rent has been paid and, in the event of any rent delinquencies, an explanation of the reason therefor and the efforts being undertaken by Seller to collect said rent. Seller shall update the rent roll on a monthly basis between the date hereof and the Closing Date. Seller further represents and warrants that it has the right under the Facility Leases to increase the rents and related fees and charges paid by the residents of the Facility on no more than sixty (60) days notice and that it has not agreed orally or in writing to provide room, board or other services to any resident or prospective resident for a reduced or nominal fee or without charge.

k. Liens. There are no mechanics', materialmen's or similar liens presently claimed or, to the best of Seller's knowledge, which will be claimed against the Seller's Assets for work, performed or commenced prior to the date hereof at the request of Seller or of which Seller has knowledge, Seller having made or caused to be made arrangements for payment of all those improvements now under construction or development.

l. Environmental Matters. Except in accordance with, and in full compliance with, any and all applicable governmental laws, regulations and requirements (collectively, the "Environmental Laws") relating to environmental and occupational health and safety matters and hazardous materials, substances or wastes (as defined from time to time under any applicable federal, state or local laws, regulations or ordinances), Seller has not released into the environment, or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under the Seller's Assets. Seller has not installed any underground storage tanks on the Real Property and Seller has not used the Real Property as a dump for hazardous waste material. To the actual knowledge of Seller's general partner based on a review of any Phase I or other environmental assessments which may be in Seller's possession or under Seller's control as of the date hereof and on any other information actually known by Seller's general partner, (i) no hazardous materials, substances or wastes are located on the Real Property or the Facility or have been released into the environment or discharged, placed or disposed of in, on or under the Real Property or the Facility except in accordance with applicable laws and regulations; (ii) no underground storage tanks are located on the Real Property; (iii) the Real Property has not been used by Seller as a dump for waste material; and (iv) the Facility and the prior uses of the Real Property and the Facility by Seller at all times complied with all Environmental Law.



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m. Employees. Unions. None of the employees of the Facility are members of a labor union or subject to collective bargaining agreement with respect to their employment at the Facility. There are no labor disputes or grievances pending with respect to the operations at the Facility, except as otherwise provided in Exhibit I. For purposes hereof, a labor dispute or grievance shall be deemed to be pending if the same has been served on Seller or Seller has otherwise been advised either orally or in writing of the pendency thereof.

n. Compliance with Law

     (i) To the best knowledge of the Seller's general partner, the Seller's Assets are in compliance with all currently applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders and with all municipal, health, building and zoning by-laws and regulations (including, without limitation, the building and zoning codes) where the failure to comply therewith or to obtain a waiver therefrom could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Seller's Assets;

     (ii) There are no outstanding deficiencies or work orders of any authority having jurisdiction over the Seller's Assets requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining thereto; and

     (iii) Seller is not aware of any claim, requirement or demand of any agency supervising or having authority over the Facility to rework or redesign it or to provide additional furniture, fixtures or equipment so as to conform to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof or which will not be satisfied prior to the Closing Date.

o. Operating Contracts. Set forth in Exhibit J are true and correct copies of all operating contracts (including personal property leases) to which Seller or the Facility is a party in connection with the operation of the Facility (the "Operating Contracts"). Each of the Operating Contracts is in full force and effect and none of the Operating Contracts has been modified or amended except as set forth in Exhibit J. Seller has no notice or knowledge that it or the Facility, as applicable, is in default of any obligations under the Operating Contracts nor is Seller aware of any default or any action which, with the passage or time or the giving of notice or both would constitute a default, under the Operating Contracts by any other party thereto. At
Closing Seller shall deliver, or cause to be delivered, to Purchaser duly executed assignments of any of the Operating Contracts which Purchaser elects to assume pursuant to Paragraph II (a)(v).




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

p. The Facility The Facility is a congregate care and assisted living facility licensed, with respect to the assisted living unit included therein, by the State of Washington as a boarding home with a total of 42 licensed units and 42 unlicensed congregate care units. The Facility is certified to participate in Medicaid. There is no action pending or, to the best knowledge of Seller, recommended by the appropriate state agency having jurisdiction thereof, to terminate the Facility's license or to take any action of any other type which would have a material adverse effect on the Facility, its operations or business.

q. Inventory. All inventories of non-perishable food; central supplies, linen, housekeeping and other supplies located at the Facility are in sufficient condition and quantity to operate the Facility at normal capacity for two weeks. All inventories of perishable food are at the level normally maintained at the Facility.

r. Disclosure. No representation or warranty by Seller contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein not misleading.

  The representations and warranties of Seller in this Paragraph 7 shall be true and correct in all respects, are made by Seller both as of the date hereof and as of the date of Closing.

8.  Purchaser hereby warrants and represents to Seller that:

a. Status of Purchaser. Purchaser is a corporation duly organized and validly existing under the laws of the state of Washington and is in good standing under the laws thereof.

b. Authority. Subject to Purchaser obtaining the approval of its Board of Directors on or before September 1,1996, Purchaser has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable as against Purchaser in accordance with its terms, except as such enforceability may be limited by creditors' rights laws and applicable principles of equity. The execution of this Agreement and the consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of Purchaser's Articles of Incorporation or By-laws or any law, regulations, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of the assets or Purchaser may be bound or affected.


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

c. Litigation. There is no litigation, investigation or other proceeding pending or, to the best of Purchaser's knowledge, threatened against or relating to Purchaser, its properties or business which is material to this Agreement, or which would prevent Purchaser from performing its obligations hereunder, nor does Purchaser know or have reasonable grounds to know of any basis for any such action. For purposes hereof, litigation, an investigation or a proceeding shall be deemed to be pending if the same has been served on Purchaser or Purchaser has been advised either orally or in writing of the pendency thereof.

d. Necessary Action. Purchaser will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement, including, but not limited to, using its best efforts to obtain the consent of its Board of Directors.

e. Disclosure. No representation or warranty by Purchaser contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Seller pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein not misleading.

  The representations and warranties of Purchaser in this Paragraph 8 shall be true and correct in all respects, are made by Purchaser both as of the date hereof and as of the date of Closing.

9.  BROKER

  Each party hereby represents and warrants to the other party that it has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction and that it has not taken any action which would result in any real estate broker's, finder or other fees or commissions being due and payable to any other party with respect to the transaction contemplated by this Agreement, other than Carey Dean Erwin, who has been retained and shall be compensated by Seller.
Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorney's fees) resulting to the other party by reason of a breach of the representation and warranty made by the indemnifying party in this paragraph. Notwithstanding anything to the contrary contained in this Agreement, the indemnity set forth in this paragraph and any sums due pursuant to such indemnity shall constitute separate agreements in causes of action in addition to any liquidated damages provided for in this Agreement.




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COVENANTS

10.  Seller

a. Pre-Closing. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Purchaser:

  i. Seller will file all tax returns, reports and filings of any kind or nature required to be filed by Seller and will timely pay all taxes or other obligations which are due and payable with respect to Seller's Assets;

   ii. Seller will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement, and Seller will continue until the Closing to fulfill any obligations which it may have under the Facility Leases;

     iii. Seller will operate the Facility only in the ordinary course and will continue to maintain and repair the Facility and the Personal Property in the same manner as previously done by Seller;

     iv. Seller will take all reasonable action to preserve the goodwill of the residents of the Facility;

     v. Seller will not make any material change in the operation of the Facility nor sell or agree to sell any of the items which comprise the Personal Property nor otherwise enter into an agreement materially affecting any of the Seller's Assets;

     vi. Seller will use its reasonable efforts to retain the services and goodwill of the employees located at or connected with the operation of the Facility;

     vii. Seller will maintain in force the existing hazard and liability insurance policies, or comparable coverage, for the Seller's Assets as now in effect;

     viii. Seller will not increase the compensation or other benefits or bonuses payable or to become payable to any of the Seller's employees connected with the operation of the Facility, except for increases, if any, substantially in accordance with existing employment practices disclosed to Purchaser, if any or except for increases which will not affect Purchaser's operations at the Facility after closing;

     ix. Seller will not enter into any contract or commitment affecting the Seller's Assets except in the ordinary course of business and Seller will advise Purchaser of any contracts or commitments which it enters, whether in the ordinary course of business or otherwise;


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


     x. During normal business hours, Seller will provide Purchaser and its agents with access (in the company of a representative of Seller) on 24 hours notice to the Real Property and the Facility, provided Purchaser does not interfere with the operation of the Facility and provided Purchaser uses its best efforts not to disturb any residents of the Facility during the course of such inspections and at such times Seller shall permit Purchaser to inspect the books and records and the physical and structural condition of the Facility, the Real Property and the Personal Property, which inspection shall be completed by Purchaser prior to September 7, 1996;

     xi. Seller will timely pay all obligations which are due and payable with respect to the Seller's Assets;

     xii. Seller will operate the Facility in substantial compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders as now in effect (including without limitation, the building and zoning codes as currently applied with respect thereto) and with the Environmental Laws, where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Facility or on the Seller's Assets;

     xiii. Seller will take all reasonable action to achieve substantial compliance with any laws, regulations, ordinances, standards and orders applicable to the Seller's Assets which are enacted after execution of this Agreement and prior to Closing and which require compliance prior to Closing;

     xiv. Seller will proceed with all due diligence to secure any consents which may be necessary for the assignment of the Facility Leases and Operating Contracts;

     xv. As soon as practicable after the date hereof but in no event later than twenty (20) days following full execution of this Agreement, Seller will (a) deliver to Purchaser a UCC-1 search report (herein so called), (b) shall cause Chicago Title Insurance Company to furnish to Purchaser a current title commitment (the "Title Report") for the issuance to Purchaser of an extended coverage Owner's title insurance policy with a value equal to the purchase price (the "Title Policy"), insuring Purchaser's interest in the Real Property and the Facility, subject to no exceptions other than those of the usual printed exceptions, which are acceptable to Purchaser and the Permitted Exceptions (hereafter defined) and (c) arrange with a survey firm acceptable to Purchaser for the preparation and delivery of an ALTA
Survey of the Real Property and the Facility (the "Survey");

     xvi. Seller will provide Purchaser within ten (10) days after execution of this Agreement with copies of any environmental reports, structural report or geological reports which may be in Seller's possession with respect to the Facility and the Real Property, it being understood and agreed, however, that Seller makes no representation or warranty as to the accuracy of any such reports; and

     xvii. Seller will cooperate with Purchaser in any efforts which Purchaser may undertake to audit Seller's financial statements with respect to the Facility for the periods prior to the Closing if and to the extent such an audit is required for Purchaser's compliance with applicable securities laws provided that Purchaser shall pay all costs thereof.

b. Closing. On the Closing Date, if Purchaser has fully performed its obligations pursuant to the terms of this Agreement, Seller agrees that it will:

     i. Execute and deliver to Purchaser a good and sufficient Warranty Deed to the Real Property (including the Facility), Bill of Sale with respect to the Personal Property and such endorsements, assignments and other instruments of transfer and conveyance as shall be necessary to transfer and assign Seller's Assets to Purchaser as herein provided;

     ii. Deliver to Purchaser a certificate dated as of the Closing Date, certifying in such detail as Purchaser may reasonably specify the fulfillment of the conditions set forth in Paragraph(s) 13(a) and (b) subject to the limitations set forth in Paragraph 26 and setting forth the incumbency of the partners executing documents on behalf of Seller, a copy of the resolutions adopted by Seller's partners authorizing the transaction provided for herein and the execution of this Purchase Agreement and the other documents contemplated herein;

     iii. Deliver the tangible property included in the Seller's Assets to Purchaser in the condition and repair required by the terms of this Agreement;

     iv. Execute and deliver to Purchaser an assignment and assumption agreement with respect to the Facility Leases (the "Facility Leases Assignment Agreement");

     v. Pay its share of the Closing costs, including, but not limited to, the Title Report, Title Policy and Survey described in Paragraph 10(a)(xv);

     vi. Execute and deliver to Purchaser an Assignment and Assumption Agreement with respect to any of the Operating Contracts which Purchaser elects to assume at Closing pursuant to Paragraph 11(a)(v) (the "Operating Contract Assumption Agreement");

     vii. Deliver to Purchaser the Resident Deposits (as defined in Paragraph
19);

     viii. Deliver to Purchaser the Benefits Schedule (as defined in Paragraph
18) and pay the Vacation Pay to the employees in accordance with the provisions of Paragraph 18; and

     ix. Deliver to Purchaser evidence of the designation of a duly authorized representative to act with full power and authority on behalf of Seller with respect to any post-closing obligations imposed on Seller hereunder.

c. Post-Closing. After the Closing of this Agreement, Seller agrees that, at Purchaser's sole cost and expense, it will take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser and Seller, may be reasonably necessary to assure, complete and evidence the full and effective transfer and conveyance of Seller's
Assets and cooperate with Purchaser in any efforts which it may undertake to audit Seller's financial statements with respect to the Facility for the periods prior to the Closing if and to the extent such an audit is required for Purchaser's compliance with applicable securities laws.

11.  Purchaser

a. Pre-Closing. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Seller, Purchaser agrees that:

     i. Purchaser will not take any action inconsistent with its obligations under this agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement;

     ii. Within ten ( 10) days after its receipt of the UCC-1 Search Report, the Title Report and the Survey, Purchaser shall advise Seller in writing of its objections, if any, to each of the UCC-1 Search Report, the Title Report and the Survey. In the event Purchaser fails to notify Seller in writing of Purchaser's objections within said ten ( 10) day period, Purchaser shall be deemed to have waived its right to object. Within five (5) days of Seller's receipt of Purchaser's objections, Seller shall advise Purchaser whether it intends to correct the defects to which Purchaser has objected. Seller shall be obligated to act in good faith in responding to Purchaser's title objections; provided, however, that if Seller fails to respond to Purchaser's objections within the five day period provided for herein, Seller shall be deemed to have elected not to take any corrective action with respect to the matters which are the subject thereof. For purposes hereof, Seller shall be deemed to have failed to act in good faith if, and only if, its refuses to correct any matter which is the subject of such title objections where the only costs to it in doing are normal filing or recording fees or delivery charges and where the objections relate to liens which appear of record but relate to previously discharged debt. If Seller refuses to correct some or all of such defects, Purchaser shall have five (5) days to advise Seller of its decision to close, notwithstanding the defects, in which case Purchaser shall waive any and all claims against Seller relating to such defects, or to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder, other than Seller's obligation to return or to direct the return of Purchaser's Earnest Money. Any matter reflected in the UCC-1 Search Report, the Title Report or the Survey not objected to in accordance with the terms hereof or any objection raised by Purchaser and thereafter waived by Purchaser in accordance with the terms hereof shall be deemed accepted by Purchaser and to be "Permitted Exceptions" (herein so called). Notwithstanding anything contained herein to the contrary, in the event Seller requires additional time to prepare either the Survey or the title Report, then Seller shall have such additional time to deliver the same to Purchaser, however, in no event shall such extension be longer than fifteen (15) additional days;

     iii. Purchaser will proceed with all due diligence to obtain all consents and approvals necessary to permit the consummation of the transaction contemplated by this Agreement and/or necessary to permit Purchaser to own and to operate the Facility, including, but not limited to, a license from the Washington Department of Health;

     iv. Purchaser will proceed with all due diligence and at its sole cost and expense and without interference with any of the residents of the Facility to conduct such investigations with respect to Seller's Assets as it deems to be reasonably necessary in connection with its purchase thereof, including, but not limited to, zoning investigations, soil studies, environmental assessments, seismic assessments, wetlands reports and investigations of Seller's and the Facility's books and records and operations, including a review of the licensure files maintained by the State of Washington with respect to the Facility to the extent the same are publicly available, and structural inspections and to complete the same by (A) in the case of any physical inspections of the Seller's Assets included in Purchaser's
Due Diligence Review (as defined below), September 7,1996 and (B) with respect to any other aspects of Purchaser's Due Diligence Review the earlier to occur, (i) forty five (45) days after the date of this Agreement or (ii) the Closing Date, provided no investigations will be physically intrusive on the Real Property or the Facility unless Seller consents thereto, which consent shall not be unreasonably withheld (the "Due Diligence Review");
provided, however, nothing herein shall be construed as amending or modifying in any manner the representations or warranties of Seller set forth in this Agreement or relieving Seller from its obligation to ensure that said representations and warranties are true and correct at Closing, which representations and warranties shall be separate from and unaffected by Purchaser's Due Diligence Review except to the extent that Seller is able to demonstrate that Purchaser acquired actual knowledge prior to Closing of any facts or circumstances inconsistent with any of Seller's representations and warranties, Seller failed to take any corrective action with respect to said inconsistency and Purchaser nonetheless elected to close the transaction provided for herein; and provided, further, that Purchaser shall maintain the confidentiality of any documents or information obtained by it during the course of its Due Diligence Review and shall return the same to Seller in the event the transaction provided for herein fails close for any reason whatsoever. Purchaser shall indemnify, defend and hold Seller and the Seller's Assets harmless of and from any and all losses, liabilities, costs, expenses (including without limitation, reasonable attorney's fees and costs of court at trial and on appeal), damages, liens, claims (including, without limitation mechanics' or materialmans' liens or claims of liens), actions and causes of action arising from or relating to Purchaser's (or Purchaser's Agents, employees, or representatives) entering on the Real Property and/or the Facility to test, study, investigate or inspect the same or any part thereof, whether pursuant to this paragraph or otherwise. The foregoing indemnity shall expressly survive the Closing or the earlier termination of this Agreement; and

     v. Within fifteen ( 15) days after the later of the date hereof or the date of their delivery to Purchaser, Purchaser will advise Seller in writing which, if any of the Operating Contracts it elects to assume as of the Closing Date.

b. Closing. On the Closing Date, if Seller has fully performed its obligations pursuant to this Agreement, Purchaser agrees that it will:

     i. Pay the balance of the Purchase Price due at Closing;

     ii.  Pay its share of the Closing costs as herein provided;

     iii. Deliver to Seller a certificate of a responsible officer dated as of the Closing Date, certifying in such detail as Seller may reasonably specify the fulfillment of the conditions set forth in Paragraph(s) 14(a) and (b) subject to the limitations set forth in Paragraph 26 and setting forth the incumbency of the officers executing documents on behalf of Purchaser, a copy of the resolutions adopted by Purchaser's Board of Directors authorizing the transaction provided for herein and the execution of this Purchase
Agreement and the other documents contemplated herein and attaching a certificate of good standing issued by the Washington Secretary of State within no more than thirty (30) days prior to Closing;

     iv. Execute and deliver to Seller the Operating Contract Assumption Agreement, if applicable; and

     v.  Execute and deliver to Seller the Facility Leases Assignment
Agreement.

c. Post-Closing. After the Closing of this Agreement, Purchaser agrees that it will:

     i. Provide Seller with access during normal business hours to any books or records which Seller may need to file or to defend tax returns or other filings filed prior or subsequent to the Closing Date which relate to periods prior to the Closing Date; and

     ii. Take such actions and properly execute and deliver such further instruments as Seller may reasonably request to assure, complete and evidence the transaction provided for in this Agreement.

12.  Mutual

  Following the execution of this Agreement, Purchaser and Seller agree:

a. If any event should occur, either within or without the knowledge or control of Purchaser or Seller, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transaction contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible; and

b. To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the transaction contemplated by this Agreement.

CONDITIONS

13. All obligations of Purchaser under this Agreement are subject to fulfillment, prior to or at Closing, of each of the following conditions, any one or all or which may be waived in writing by Purchaser:

a. Seller's Representations and Warranties True at Closing. Seller's representations and warranties contained in this Agreement or in any certificate delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

b. Seller's Performance. Seller shall have performed all of its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Purchaser in accordance with the terms hereof.

c. No Defaults. Seller shall not be in default, where said default cannot be cured by Closing, under any mortgage, contract, lease or other agreement to which Seller is a party or by which Seller is bound and which affects or relates to the Real Property, the Personal Property or the Facility, including, but not limited to, the Facility Leases.

d. Due Diligence Review. Purchaser shall be satisfied with the results of its Due Diligence Review, including, but not limited to the results of an EPA Phase I Assessment of the Real Properly and the Facility within the period specified in Paragraph I 1(a) (iv); provided, however, nothing herein shall be construed as amending or modifying in any manner the representations or warranties of Seller set forth in this Agreement or relieving Seller from its obligation to ensure that said representations and warranties are true and correct at Closing, which representations and warranties shall be separate from and unaffected by Purchaser's Due Diligence Review except to the extent that Seller is able to demonstrate that Purchaser acquired actual knowledge prior to Closing of any facts or circumstances inconsistent with any of Seller's representations and warranties, Seller failed to take any corrective action with respect to said inconsistency and Purchaser nonetheless elected to close the transaction provided for herein. In the event Purchaser elects to terminate this Agreement within the period specified in Paragraph 11 (a)(iv) and this Paragraph 13(d), the parties shall have no further rights or obligations hereunder, other than Purchaser's right to the return of its Earnest Money and Seller's obligation to pay any title cancellation and UCC search fees incurred as a result of such termination.

e. Title. The Title Insurer shall issue to Purchaser as of the date of Closing, an Owner's extended coverage policy of title insurance for the Real
Property and the Facility in accordance with the requirements of Paragraph
4.

f. Survey. Purchaser shall be satisfied as to the results of the ALTA Survey in accordance with the provisions of Paragraph 11 (a)(ii).

g. UCC Search. Purchaser shall be satisfied with the results of the UCC search conducted by Seller pursuant to Paragraph 10(a)(xv) in accordance with the provisions of Paragraph 11 (a)(ii).

i. Approvals. Purchaser shall have received all consents and approvals as may be necessary for it to own and to operate the Facility, including, but not limited to, the issuance by the Washington Department of Health to Purchaser of a license to operate the Facility and the approval of Purchaser's Board of Directors; provided, however, Purchaser shall be deemed to have waived the condition with respect to the approval of its Board of Directors unless Purchaser has advised Seller on or before September I, 1996 that its Board of Directors has refused to approve the transaction.

j. Financing Commitment. Purchaser shall have secured a written commitment from an institutional lender to finance the transaction provided for herein on terms acceptable to Purchaser [and all of the documents necessary to implement said financing commitment shall have been executed by Purchaser and said lender and delivered into escrow].

  Subject to the limitations set forth in the foregoing Paragraph 13, in the event any of the foregoing conditions is not satisfied by Seller or Purchaser, as appropriate, or waived by Purchaser prior to Closing, Purchaser shall have the right to terminate this Agreement in accordance with the provisions of Paragraph 17.

14.  CONDITIONS TO SELLER'S OBLIGATIONS

  All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions, any one or all of which may be waived by Seller in writing:

a. Purchaser's Representations and Warranties True at Closing. Purchaser's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

b. Purchaser's Performance. Purchaser shall have performed its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Seller in accordance with the terms hereof.

INDEMNIFICATION

15.  Seller shall indemnify and hold Purchaser harmless from and against:

a. Except as otherwise provided in this Agreement, any and all obligations relating to the ownership of Seller's Assets and the operation of the Facility which exist at the Closing Date, including, but not limited to (i) any obligations of Seller which are to be paid or performed prior to the Closing Date under the Facility Leases or the Operating Contracts which Purchaser elects to assume at Closing, (ii) any obligations of Seller which are to be paid or performed prior to the Closing Date with respect to the Resident Deposits and (iii) any matters related to or arising from any prior bankruptcy or foreclosure proceedings related to the Seller's Assets;

b. Any and all damage, loss or liability arising either before or after the Closing Date under any of the Operating Contracts which Purchaser does not elect to assume at Closing;

c. Subject to the limitations set forth in Paragraph 26, any and all damage, loss, or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Seller under this Agreement or from any misrepresentation in any certificate furnished or to be furnished to Purchaser hereunder; provided, however, that Seller's liability for breach of the representations and warranties set forth in Paragraphs 7(c) and 7(d) shall be limited to the amount of the Escrowed Funds and to repairs necessitated by a defect in workmanship or materials or by Seller's deferred maintenance and shall not, in any event, apply, to (i) repairs required due to fire or other casualty, (ii) repairs required due to actual wear and tear to, Purchaser's misuse of, or Purchaser's failure to maintain with ordinary maintenance, the Seller's Assets, (iii) the cost of any repairs which are covered by insurance proceeds or manufacturer's, suppliers or contractor's warranties which are made available to Purchaser or (iii) repairs required due to the acts of any third party, other than Seller or Purchaser, or any Act of God.

d. Any and all liability or loss arising out of or relating to any failure in connection with the transaction contemplated herein to comply with the requirements of any laws or regulations relating to bulk sales or transfers; and

e. Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs, and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

  For purposes of Paragraph 15(a), an obligation shall be deemed to "exist" as of the Closing Date if it relates to events which occurred prior to the Closing Date even if it is not asserted until after the Closing Date.

16.  Purchaser shall indemnify and hold Seller harmless from and against:

a. Except as otherwise provided in this Agreement, any and all obligations relating to the ownership of the Seller's Assets and the operation of the Facility from and after the Closing Date, including, but not limited to any obligations under any of the Facility Leases or Operating Contracts which Purchaser elects to assume at Closing and any obligations with respect to the Resident Deposits;

b. Subject to the limitations set forth in Paragraph 26, any and all damage, loss or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Purchaser under this agreement or from any misrepresentation in any certificate furnished or to be furnished to Seller hereunder;

c. Any and all damage, loss or liability resulting from the conduct by or the negligence or willful misconduct of Purchaser in performing its Due Diligence Review; and

d. Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

TERMINATION

17. a. This Agreement may be terminated and the transaction contemplated herein abandoned at any time prior to Closing:

     i.  By mutual agreement of the parties;

    ii. By Seller, if any of the conditions set forth in Paragraph 14 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Seller and the same shall not have been waived by Seller;

     iii. By Purchaser, if any of the conditions set forth in Paragraph 13 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Purchaser and the same shall not have been waived by Purchaser;

     iv. By either Seller or Purchaser in the event of a material breach by the other party of its obligations hereunder;

     v. If the Closing has not occurred by October 1,1996 (the "Outside Closing Date"), unless extended by mutual agreement of the parties;
provided, however, that in the event all of the conditions to Closing provided for in Paragraph 13 have been satisfied or waived by the Outside Closing Date other than the Purchaser's receipt of the License pursuant to Paragraph 13(i), provided Purchaser is diligently pursuing the issuance of the License by the Washington Department of Health, the Outside Closing Date shall automatically be extended for such additional period of time as may be necessary to permit Purchaser to secure the License; provided, further that in the event Purchaser has not secured the License by December 1,1996, this Agreement shall thereafter terminate in accordance with the terms hereof and the parties shall have no further rights or obligations hereunder other than Purchaser's right to the return of its Earnest Money.

b. In the event that prior to the Closing Date, a material portion of the Real Property, the Facility or the Personal Property shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain, Purchaser shall have the right to terminate this Agreement on written notice to Seller which notice must be delivered within ten (10) days after Purchaser receives notice of such damage, destruction or condemnation. In the event Purchaser fails to exercise its termination rights hereunder, then it shall be conclusively deemed to have waived said right and all claims against Seller relating to such damage or destruction, in which case Seller shall assign to Purchaser all of its rights to any insurance proceeds or condemnation award and all claims in the connection therewith. In the event Purchaser exercises its termination rights hereunder, the parties shall have no further rights or obligations hereunder other than Purchaser's right to the return of its Earnest Money.

c. Neither party to this Agreement may claim termination or pursue any other remedy referred to in Paragraph 17(a) on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten (10) days within which to cure such breach; provided, however, in no event shall the Closing Date be postponed beyond the Outside Closing Date.

d. In the event of the termination of this Agreement by Seller under Paragraphs 17(a)(ii) or (iv) or under Paragraph 17(a)(v) in the event the Closing has failed to occur as a result of a material breach by Purchaser of its obligations hereunder, Seller's sole remedy shall be to terminate this Agreement and to retain Purchaser's Earnest Money as full and complete liquidated damages, the parties acknowledge and agreeing that the amount of damages which Seller may incur as a result of such termination may be difficult to ascertain and that the amount of the Earnest Money is a reasonable and fair estimate thereof, after which the parties shall have no further rights or obligations hereunder.

e. In the event of the termination of this Agreement by Purchaser under Paragraphs 17(a)(iii) or (iv) or under Paragraph 17(a)(v) in the event the Closing has failed to occur as of a material breach by Seller of its obligations hereunder, Purchaser shall have the right as Purchaser's sole and exclusive remedies either to (i) terminate this Agreement and demand the return of its Earnest Money after which neither party shall have any further rights or obligations hereunder or (ii) seek specific performance of Seller's obligations hereunder.

f. In the event of the termination of this Agreement by Purchaser under Paragraph 17(a)(iii) as a result of the failure of the conditions to Closing set forth in Paragraphs 13 (i) and (j), $10,000 of the Earnest Money and 1/5 of the interest accrued on the Earnest Money shall be remitted to Seller in full and complete settlement of any obligations of Purchaser hereunder and the balance of the Earnest Money along with the balance of the accrued interest thereon shall be remitted to Purchaser, after which neither
Purchaser nor Seller shall have any further rights or obligations hereunder.

EMPLOYEE BENEFITS

18. At Closing, Seller shall terminate all of the Facility employees and pay to the employees of the Facility, all wages, earned and accrued vacation pay, sick pay, holiday pay and other benefits due to such employees as of the Closing Date, but only in the case of those employees hired by Purchaser effective as of the day after the Closing Date.

RESIDENT SECURITY DEPOSITS

19. At Closing, Seller shall provide Purchaser with an accounting of a11 resident security deposits being held by Seller as of the Closing Date (the "Resident Deposits"). Such accounting shall set forth the names of the residents or prospective residents for whom such funds are held, the amounts held on behalf of each resident or prospective resident and the Seller's warranty that the accounting is true, correct and complete.

20. On the Closing Date, Seller shall transfer the Resident Deposits to the bank account designated by the Purchaser and Purchaser shall in writing acknowledge to Seller receipt of and expressly assume all Seller's financial and custodial obligations with respect thereto, it being the intent and purpose of this provision that, at Closing, Seller will be relieved of all fiduciary and custodial obligations, and that Purchaser will assume all such obligations and be directly accountable to the residents and prospective residents of the Facility, with respect thereto.

21.  Notwithstanding the foregoing, Seller will indemnify and hold
Purchaser harmless from all liabilities, claims and demands in the event the amount of the Resident Deposits transferred to the Purchaser's bank account as provided in Paragraph 21 did not represent the full amount of such Resident Deposits then or thereafter shown to have been delivered to Seller by the current residents or prospective residents of the Facility.

NOTICES

22. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission (if confirmed verbally or in writing by mail as aforesaid), to the following address:

           To Seller:              Hearthstone 5 Ks Family Limited Partnership
                                         1617 S. E. Talton Avenue
                                         Vancouver, WA 98606
                                         Attn: Mr. William Wagner
                                         Phone No.: 360-256-8513
                                         FAX No.:   360-896-9393

           To Purchaser:        Emeritus Corporation
                                         3131 Western Avenue
                                         Suite 500
                                         Seattle, WA 98121
                                         Phone No. : (206) 298-2909
                                         FAX No. : (206) 301-4500

 Notice shall be deemed given three (3) business days after deposit in the mail, on the next day if sent by overnight courier and on receipt if sent by facsimile (and confirmed verbally or by mail as aforesaid).

SOLE AGREEMENT

23. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, discussions, writings and agreements between them.

SUCCESSORS

24. The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs and successors of the parties hereto, it being specifically understood and agreed that Purchaser shall have the right to assign in whole or in part its rights and obligations hereunder to an affiliate; provided no such assignment shall relieve Purchaser of its obligations hereunder and provided, further, that Purchaser shall provide Seller with notice of any such assignment and such assignee shall assume all of Purchaser's obligations hereunder in writing.
In addition, Purchaser shall have the right, on written notice to Seller, to assign its rights hereunder to a real estate investment trust (the "REIT") in connection with its financing of the transaction provided for herein. In the event of such an assignment, Purchaser shall advise Seller as to those documents and deliveries contemplated by this Agreement which are to run in favor of the REIT rather than Purchaser and those documents and deliveries contemplated by this Agreement which will be delivered by the REIT rather than Purchaser, if any, it being understood and agreed that in the event of such an assignment, the only right which the REIT will assume is Purchaser's right to take title to the Seller's Assets and the only obligation which the REIT will assume is Purchaser's obligation to pay the purchase price in accordance with the terms hereof and that, in any event, Purchaser shall not be relieved of any of its obligations hereunder in the event of such an assignment. In addition, in the event of an assignment of this Agreement, Purchaser shall not be able to assign its rights under Paragraph 15(c) with respect to the breach of Seller's representations and warranties se forth in Paragraphs 7(c) and (d), it being understood and agreed that said representations and warranties are personal to Purchaser and shall be retained by Purchaser in the event of any such assignment.

CAPTIONS

25. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.




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

SURVIVAL/LIMITATION OF ACTION,

26. All covenants, warranties and representations of Purchaser and Seller herein other than Seller's representation and warranty in Paragraph 7(1), which shall survive for the applicable statute of limitations period, shall survive for two years after Closing after which they shall automatically expire; provided, however, that in the event notice of a claim is delivered by Seller or Purchaser prior to expiration of said two year period or applicable statute of limitation period in the case of a claim brought under Paragraph 7(1), the representation, warranty or covenant which is the subject of said claim shall survive until the final, non-appealable resolution thereof.

GOVERNING LAW

27. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

SEVERABILITY

28. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

COUNTERPARTS

29. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. This Agreement may be executed (i) on an original, (ii) a copy of an original, or (iii) by a facsimile transmission copy of an original followed within five (5) calendar days with execution of an original.

THIRD PARTY BENEFICIARY

30. The provisions of this Agreement are not intended to confer any benefits upon any person or entity not a party to this Agreement.

ACCOUNTS RECEIVABLE

31. Within ten days prior to the Closing Date, Seller shall provide Purchaser with a detailed listing of Seller's accounts receivable which are anticipated to be outstanding on the Closing Date.






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

32. From and after the Closing Date, Purchaser shall assume responsibility for the billing for and collection of payments on account of services rendered or goods sold by it on and after the Closing Date and Seller shall retain all right, title and interest in and to and all responsibility for the collection of its accounts receivable for services rendered or goods sold prior to the Closing Date.

33. Any payments received by Purchaser after the Closing Date from residents with balances due for the periods prior to and after the Closing
Date which designate the period to which they relate shall be applied in accordance with said designation; any payments received by Purchaser after the Closing Date from residents with balances due for the period prior to and after the Closing Date which do not designated the period to which they relate, shall for the first thirty days after Closing, be remitted by Purchaser to Seller, to the extent necessary to reduce any pre-Closing Date balances from the resident(s) making said payment(s), with the excess, if any, retained by Purchaser to reduce post-Closing Date balances due from said resident(s) and thereafter such payments shall first be applied by Purchaser to reduce any post-Closing Date balances due from said resident(s) with the excess, if any, remitted to Seller to reduce pre-Closing Date balances due from said resident(s).

34. Seller shall have the right during normal business hours and on reasonable notice to Purchaser to inspect Purchaser's books and records with respect to the accounts receivable received by it after the Closing Date from residents with balances due as of the Closing Date.

ATTORNEYS FEES

35. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

CONSTRUCTION

36. Both parties acknowledge and agree that they have participated in the negotiation and drafting of this Agreement and accordingly that no provision hereof shall be construed so as to favor or disfavor either party hereto.










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

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

SELLER:                HEARTHSTONE FIVE Ks FAMILY LIMITED
                               PARTNERSHIP.

                               By:  /s/ William Wagner
                                       ------------------------
                                       Managing Partner


PURCHASER:       EMERITUS CORPORATION

                                By:  /s/ Raymond R. Brandstrom
                                        ----------------------------------
                                         President


































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